UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant     ☒

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

DUSA PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

SRB Management, L.P.
SRB Greenway Opportunity Fund, (QP), L.P.
SRB Greenway Opportunity Fund, L.P.
BC Advisors, LLC
Steven R. Becker
Matthew A. Drapkin
Melvin L. Keating
Michael P. Krensavage
Marvin E. Lesser
David M. Wurzer

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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SRB Management, L.P., SRB Greenway Opportunity Fund, (QP), L.P., SRB Greenway Opportunity Fund, L.P., BC Advisors, LLC, Steven R. Becker, Matthew A. Drapkin, Melvin L. Keating, Michael P. Krensavage, Marvin E. Lesser and David M. Wurzer (the “Participants”) are filing materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with the solicitation of proxies for the election of four (4) nominees as directors at the 2010 annual meeting of stockholders of DUSA Pharmaceuticals, Inc. (the “Company”).

On February 26, 2010, SRB Greenway Opportunity Fund, (QP), L.P. and SRB Greenway Opportunity Fund, L.P. (collectively, the “Shareholders”) delivered a letter to the Chief Financial Officer and the Secretary of the Company (the “Letter”).  Such Letter states the intention of the Shareholders to nominate Melvin L. Keating, Michael P. Krensavage, Marvin E. Lesser and David M. Wurzer (the “Nominees”) to the Board of Directors of the Company at the 2010 Annual Meeting of shareholders of the Company (the “2010 Annual Meeting”) and that the Shareholders would be supportive of the candidacy of current directors Alexander W. Casdin, Robert F. Doman, Jay M. Haft, and Magnus Moliteus should such directors be re-nominated at the 2010 Annual Meeting for election to the Board.  Biographies of the Nominees are set forth below.

Melvin L. Keating, 63, has served as the President and Chief Executive Officer of Alliance Semiconductor Corp., a worldwide manufacturer and seller of semiconductors, from December 2005 to September 2008, and a Special Consultant to Alliance from October 2005 to December 2005. From April 2004 to September 2005, he served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare software company.  He was employed as a strategy consultant for Warburg Pincus Equity Partners, from 1997 to 2004, providing acquisition and investment target analysis and transactional advice while also serving on the board of directors and chairing the audit committee of Price Legacy, a public REIT principally owned by Warburg.  Mr. Keating has extensive experience serving on the boards of public companies.   He recently served on the board of Aspect Medical Systems, Inc., a publicly listed leader in medical monitoring device technology, where he was a member of its compensation committee and special committee for acquisitions/divestitures which oversaw the successful sale of Aspect Medical Systems, Inc. to Covidien Public Limited Company.  He is currently a director of publicly listed White Electronics Design Corporation (WEDC), serving on its audit committee.  He previously served as a director of LCC International Inc. (audit committee, compensation committee and Chair of finance committee), Integrated Silicon Solutions Inc. (Chair of audit committee), Tower Semiconductor Ltd. (audit committee), Plymouth Rubber Company (compensation committee and Chair of audit committee), and Kitty Hawk, Inc. (Chair of audit committee).  Mr. Keating holds a Bachelor of Arts degree in History of Art from Rutgers University, and a Master of Science degree in Accounting and Master of Business Administration degree in Finance from the Wharton School at the University of Pennsylvania.

Michael P. Krensavage, 42, has served, since July 2008, as investment manager of Krensavage Partners LP, a fund specializing in pharmaceutical investments. From September, 2000, to April, 2008, he served as Senior Vice President at Raymond James & Associates, specializing in pharmaceutical investments.  From 1997 to 2000, he served as a senior pharmaceutical analyst at Brown Brothers Harriman.  He began his investment career at Oppenheimer & Co. in 1995 after working as an editor and pharmaceutical reporter at Bloomberg News. Mr. Krensavage holds a Bachelors of Arts in Journalism and a Master of Business Administration degree from the University of Georgia.

Marvin E. Lesser, 68, has served on the Board of Directors of the Company since June 2009, where he is a member of the Audit Committee and the Compensation Committee.  He has been the Managing Partner of Sigma Partners, L.P., a private investment partnership, since 1993.  Also, since 2000 he has been President of Alpina Management, L.L.C., the investment adviser to St. Moritz 2000 Fund, Ltd., a private investment fund.  He is a director of publicly listed USG Corporation (USG), where he serves on the audit committee, the compensation and organization committee, and previously on the governance committee and finance committee, Golfsmith International Holdings, Inc. (GOLF) a publicly listed company, where he serves as the Chair of the audit committee and St. Moritz 2000 Fund, Ltd.  He previously served as a director of Pioneer Companies, Inc., where he was Chair of the audit committee, chair of the CEO search committee, and a member of the compensation and governance committee.  Mr. Lesser holds a Bachelor of Science in Economics degree from the Wharton School at the University of Pennsylvania, a Bachelor of Laws degree from the University of Pennsylvania and Master of Laws degree from New York University.

David M. Wurzer, 51, has served since November 2009 as the Managing Director of Connecticut Innovations, a venture capital firm of the State of Connecticut.  He served from March 1998 until December 2007 as the Executive Vice President, Treasurer and Chief Financial Officer of CuraGen Corporation, a publicly listed biopharmaceutical development company, and from February 1994 until September 1997 as the Senior Vice President, Treasurer and Chief Financial Officer of Value Health, Inc.  He currently serves as a director of Strategic Diagnostics, Inc. (SDIX), where he will join the audit committee and compensation committee later this year.  He has a Bachelor of Business Administration degree in Accounting from the University of Notre Dame.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES ON BEHALF OF THE PARTICIPANTS AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2010 ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION.  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO STOCKHOLDERS OF THE COMPANY FROM SUCH PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) AT http://www.sec.gov.

INFORMATION ON THE SECURITY HOLDINGS OF CERTAIN OF THE PARTICIPANTS WITH RESPECT TO THE COMPANY CAN BE FOUND ON THE SCHEDULE 13D/A FILED BY SRB MANAGEMENT, L.P. WITH THE SEC AND AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE.  INFORMATION ON THE SECURITY HOLDINGS WITH RESPECT TO THE COMPANY OF MR. LESSER CAN BE FOUND ON THE FORM 3 AND FORM 4 FILED BY MR. LESSER WITH THE SEC AND AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE.  MR. KRENSAVAGE MAY BE DEEMED TO BENEFICIALLY OWN 142,977 SHARES OF THE COMMON STOCK OF THE COMPANY.  MR. KEATING AND MR. WURZER DO NOT BENEFICIALLY OWN ANY SECURITY IN THE COMPANY.